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                                                                   EXHIBIT 23.4

                                                           [GRANT THORNTON LOGO]

ACCOUNTANTS AND BUSINESS ADVISORS









              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our reports dated February 3, 2004 relating to the consolidated financial statements of Origen Financial, Inc. and Origen Financial L.L.C., as of and for the periods ended December 31, 2003 and October 7, 2003 contained in the Registration Statement and Prospectus on Form S-11 (Registration No. 333-112520). We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/Grant Thornton LLP


Southfield, Michigan

April 16, 2004